Exhibit 10.3

Loan No. 40568	Pledge Agreement	Date: As of December 28, 2023

SECURED PARTY: TIB, NATIONAL ASSOCIATION 11701 Luna Road Farmers Branch, Texas 75234	BORROWER: SOUTHERN FIRST BANCSHARES, INC. 6 Verdae Boulevard Greenville, South Carolina 29607
Borrower is: ☐ Individual ☒ Corporation ☐ Partnership ☐ Other ____________________ Address is Borrower’s: ☐ Residence ☒ Place of Business ☐ Chief Executive Office if more than one place of business

A.

Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower (hereinafter referred to as “Borrower,” whether one or more) pledges, assigns and grants to Secured Party a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligations (hereinafter defined).

B.

Collateral. The security interest is granted in the following collateral (the “Collateral”):

1.       100% (i.e. currently 850,000 shares, evidenced by stock certificate No. 001) of the outstanding Common Stock of Southern First Bank, Greenville, South Carolina.

2.       Reserved.

3.       All additions, substitutes and replacements for and proceeds of the above Collateral (including all income and benefits resulting from any of the above, such as dividends payable or distributable in cash (but only with respect to dividends payable after an Event of Default), property or stock; interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral). Any investment property and/or securities received by Borrower, which shall comprise such additions, substitutes and replacements for, or proceeds of, the Collateral, shall be held in trust for Secured Party and shall be delivered immediately to Secured Party. Any cash proceeds shall be held in trust for Secured Party and upon demand shall be delivered immediately to Secured Party.

4.       The balance of every deposit account of Borrower maintained with Secured Party and any other claim of Borrower against Secured Party, now or hereafter existing, liquidated or unliquidated, and all money, instruments, investment property, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Borrower which at any time shall come into the possession or custody or under the control of Secured Party or any of its agents or affiliates, for any purpose, and the proceeds of any thereof. Secured Party shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

C.

Obligations.

1.       Description of Obligations. The following obligations (“Obligations”) are secured by this Agreement: (a) All debts, obligations, liabilities and agreements of Borrower to Secured Party, now or hereafter existing, arising directly or indirectly between Borrower and Secured Party whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by

PLEDGE AGREEMENT SOUTHERN FIRST BANCSHARES, INC. (Loan No. 40568)	Page 1

operation of law or otherwise, and all renewals, extensions or rearrangement of any of the above; (b) All costs incurred by Secured Party to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and enforce the Collateral; (c) All debts, obligations, liabilities and agreements of Borrower to Secured Party under this Agreement; (d) Interest on the above amounts determined in accordance with applicable agreements between Secured Party and Borrower; (e) All indebtedness, liabilities and obligations of Borrower to Secured Party under the Loan Agreement dated even date herewith (the “Loan Agreement”) between Borrower and Secured Party and all renewals, extensions and modifications thereof; (f) all indebtedness, liabilities and obligations of Borrower to Secured Party under that certain Promissory Note dated of even date herewith in the maximum stated principal amount of $15,000,000.00 (the “Note”) payable by Borrower to the order of Secured Party and all renewals, extensions and modifications thereof; (g) all reasonable expenses of Secured Party, including reasonable fees and expenses of Secured Party’s counsel, incident to the enforcement of payment of all obligations of the Borrower by any action or participation in, or in connection with a case or proceeding under the Bankruptcy Code, or any successor statute thereto..

In the event any amount paid to Secured Party on any of the Obligations is subsequently recovered from Secured Party in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding involving an obligor of the Obligations other than Borrower, Borrower shall be liable to Secured Party for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Secured Party’s option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

2.       Use of Proceeds. The proceeds of any indebtedness or obligation secured by the Collateral will not be used directly or indirectly to purchase or carry any “margin stock” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or extend credit to or invest in other parties for the purpose of purchasing or carrying any such “margin stock,” or to reduce or retire any indebtedness incurred for such purpose or otherwise in a manner which would violate Regulations T or U.

D.

Borrower’s Warranties. Borrower hereby represents and warrants to Secured Party as follows:

1.       Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest or previously granted to Secured Party, and no security interest, other than the one herein created or previously granted to Secured Party, has attached or been perfected in the Collateral or any part thereof and is now in force or effect.

2.       Ownership. Borrower owns the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and payable and the security interest hereunder or previously granted to Secured Party.

3.       Power and Authority. Borrower has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

E.

Borrower’s Covenants. Until full payment and performance of all of the Obligations and termination or expiration of any obligation or commitment of Secured Party to make advances or loans to Borrower, unless Secured Party otherwise consents in writing:

1.       Obligations and This Agreement. Borrower shall perform all of its agreements herein and in any other agreements between it and Secured Party.

2.       Ownership of Collateral. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party. Borrower shall keep the Collateral free from all liens and security interests except those for taxes not yet due and payable and the security interest hereby created.

3.       Secured Party’s Costs. Borrower shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligations, and preserve, defend, enforce

PLEDGE AGREEMENT SOUTHERN FIRST BANCSHARES, INC. (Loan No. 40568)	Page 2

and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney’s fees, legal expenses and expenses of sales. Whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so and without waiving Borrower’s default for failure to make any such payment, Secured Party at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and such payments shall be a part of the Obligations and bear interest at the rate set out in the Obligations. Borrower agrees to reimburse Secured Party on demand for any costs so incurred.

4.       Information and Inspection. Borrower shall (i) promptly furnish, as permitted by law, Secured Party any information with respect to the Collateral reasonably requested by Secured Party; (ii) allow Secured Party or its representatives to inspect and copy, or furnish Secured Party or its representatives with copies of, all records relating to the Collateral and the Obligations; and (iii) promptly furnish Secured Party or its representatives with any other information Secured Party may reasonably request.

5.       Additional Documents. Borrower shall sign and deliver any papers furnished by Secured Party which are necessary or desirable in the judgment of Secured Party to obtain, maintain and perfect the security interest hereunder and to enable Secured Party to comply with any federal or state law in order to obtain or perfect Secured Party’s interest in the Collateral or to obtain proceeds of the Collateral.

6.       Notice of Changes. Borrower shall notify Secured Party immediately of (i) any material change in the Collateral, (ii) a change in Borrower’s residence or location, (iii) a change in any matter warranted or represented by Borrower in this Agreement, or in any of the loan documents relating to the Obligations or furnished to Secured Party pursuant to this Agreement, and (iv) the occurrence of an Event of Default as defined herein.

7.       Possession of Collateral. Borrower shall deliver a copy of this Agreement (or other notice acceptable to Secured Party) to any Broker, financial intermediary, or any other person in possession of any of the Collateral or on whose books the interest of Borrower in the Collateral appears, and such delivery shall constitute notice to such person of Secured Party’s security interest in the Collateral and shall constitute Borrower’s instruction to such person to note Secured Party’s security interest on their books and records, or deliver to Secured Party certificates or other evidence of the Collateral promptly upon Secured Party’s request. Borrower shall deliver all investment securities and other instruments and documents which are a part of the Collateral and in Borrower’s possession to Secured Party immediately, or if hereafter acquired, immediately following acquisition, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance suitable to Secured Party.

8.       Change of Name/Status. Without the consent of Secured Party (not to be unreasonably withheld), Borrower shall not change its name, change its corporate structure or status, use any trade name or engage in any business not reasonably related to its business as presently conducted; provided, however, that Borrower may restructure as an S-corporation or such other structure so long as the value of the Collateral is not negatively impacted nor is the prospect for satisfaction of the Obligations impaired.

9.       Power of Attorney. Borrower appoints Secured Party and any officer thereof as Borrower’s attorney-in-fact with full power in Borrower’s name and on Borrower’s behalf to do every act which Borrower is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Borrower for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligations are outstanding and shall not terminate on the disability or incompetence of Borrower. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, Secured Party shall have the right and power to receive, indorse and collect all checks and other orders for the payment of money made payable to Borrower representing any dividend, interest payment or other distribution payable in respect of the Collateral or any part thereof.

10.       Other Parties and Other Collateral. No renewal or extensions of or any other indulgence with respect to the Obligations or any part thereof, no modification of the document(s) evidencing the Obligations, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligations, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising

PLEDGE AGREEMENT SOUTHERN FIRST BANCSHARES, INC. (Loan No. 40568)	Page 3

any right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Secured Party under any law, hereunder, or under any other agreement pertaining to the Collateral. Secured Party need not file suit or assert a claim for personal judgment against any person for any part of the Obligations or seek to realize upon any other security for the Obligations, before foreclosing or otherwise realizing upon the Collateral. Borrower waives any right that can be waived to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Secured Party shall have no duty or obligation to Borrower to apply to the Obligations any such other security or proceeds thereof

11.       Waivers by Borrower. Borrower waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of any person liable for the Obligations or any part thereof, notice of any Event of Default, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended or renewed one or more times by Secured Party in its discretion, without notice to Borrower. Borrower waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Borrower further waives any right of subrogation or to enforce any right of action against any other Borrower until the Obligations are paid in full.

F.

Rights and Powers of Secured Party.

1.       General. If an Event of Default has occurred and is continuing, Secured Party, without liability to Borrower, may: take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Borrower, temporarily or otherwise; reject as unsatisfactory any property hereafter offered by Borrower as Collateral; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use same to reduce any part of the Obligations and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; and at any time after an Event of Default transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Secured Party, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Agreement, or otherwise.

2.       Convertible Collateral. Secured Party may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Secured Party shall not have any duty to present for conversion any Collateral unless it shall have received from Borrower detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

G.

Default.

1.       Event of Default. For purposes of this Agreement, the term “Event of Default” shall have the same meaning given that term in the Loan Agreement.

2.       Rights and Remedies. If an Event of Default has occurred and is continuing, then, in each and every such case, Secured Party may, without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest, (c) notice of intent to accelerate all or any part of the Obligations, (d) notice of acceleration of all or any part of the Obligations, or (e) notice of any other kind, all of which Borrower hereby expressly waives (except for any notice required under this Agreement, any other loan document or which may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Secured Party’s option:

A.       Acceleration. The Obligations shall, at Secured Party’s option, become immediately due and payable, and the obligation, if any, of Secured Party to permit further borrowings under the Obligations shall at Secured Party’s option immediately cease and terminate.

PLEDGE AGREEMENT SOUTHERN FIRST BANCSHARES, INC. (Loan No. 40568)	Page 4

B.       Liquidation of Collateral. Sell, or instruct any Agent or Broker to sell, all or any part of the Collateral in a public or private sale, direct any Agent or Broker to liquidate all or any part of any Account and deliver all proceeds thereof to Secured Party, and apply all proceeds to the payment of any or all of the Obligations in such order and manner as Secured Party shall, in its discretion, choose, or exercise any remedy provided for in Section F or G hereof, in the Loan Agreement or in the Note.

C.       Uniform Commercial Code. All of the rights, powers and remedies of a secured creditor under the Uniform Commercial Code (“UCC’) as adopted in the jurisdiction to which Secured Party is subject under this Agreement.

D.       Right of Set Off. Without notice or demand to Borrower, set off and apply against any and all of the Obligations any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Secured Party or by any of Secured Party’s affiliates or correspondents to or for the credit of the account of Borrower or any guarantor or indorser of Borrower’s Obligations.

Borrower specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Secured Party at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Borrower hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Secured Party, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Secured Party may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Secured Party shall be deemed ‘‘commercially reasonable.’’

H.

General

1.       Parties Bound. Secured Party’s rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Obligations or the Collateral, Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Secured Party shall retain all rights and powers hereby given with respect to any of the Obligations or the Collateral not so assigned or transferred. All representations, warranties and agreements of Borrower, if more than one, are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Borrower.

2.       Waiver. No delay of Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Secured Party of any right hereunder or of any default by Borrower shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any power or right hereunder or waiver of any default by Borrower shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Secured Party as provided for herein or in any of the loan documents related to the Obligations, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all other such rights, powers or remedies.

3.       Agreement Continuing. This Agreement shall constitute a continuing agreement. This Agreement shall apply to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Secured Party and Borrower shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement. Notwithstanding the foregoing, in the event that all Obligations are fully and finally paid and all

PLEDGE AGREEMENT SOUTHERN FIRST BANCSHARES, INC. (Loan No. 40568)	Page 5

commitments of the Secured Party to extend credit to Borrower have been terminated, then this Agreement shall be terminated, and all Collateral shall, at the request of the Borrower be released.

4.       Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply.

5.       Notice. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Borrower given above. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

6.       Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Borrower and Secured Party. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

7.       Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision of any loan document related to the Obligations to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

8.       Applicable Law and Venue. This Agreement has been delivered in the State of Texas and shall, except for perfection and enforcement matters that may be required by applicable law to be governed by the laws of another state, be construed in accordance with the laws of that State. It is performable by Borrower in the county or city of Secured Party’s address set out above and Borrower expressly waives any objection as to venue in any such location. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

9.       Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement, and Secured Party is authorized to file this Agreement or any other financing statements it determines to be necessary or prudent.

THIS WRITTEN AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

SECURED PARTY:		BORROWER:

TIB, NATIONAL ASSOCIATION		SOUTHERN FIRST BANCSHARES, INC.,
a South Carolina corporation

By:	/s/B. Windol Cook	By:	/s/D. Andrew Borrmann
	B. Windol Cook, Senior Vice President		D. Andrew Borrmann, Chief Financial Officer

PLEDGE AGREEMENT SOUTHERN FIRST BANCSHARES, INC. (Loan No. 40568)	Page 6